Exhibit 99.1

Contacts	For Media:	For Financials:
	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES

2011 SECOND QUARTER EARNINGS

TUPELO, MISSISSIPPI (July 19, 2011) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced its financial results for the second quarter of 2011. Net income for the second quarter of 2011 was $5,757,000 as compared to $3,796,000 for the second quarter of 2010. Basic and diluted earnings per share were $0.23 during the second quarter of 2011 as compared to basic and diluted earnings per share of $0.18 for the second quarter of 2010.

“We are very pleased with our solid financial performance for the second quarter for 2011,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “As projected, we increased our net interest margin and continued to build on our capital ratios while at the same time decreasing nonperforming loans and nonperforming assets. In addition, we announced our sixth and seventh expansion opportunities within the last 12 months with the entry into the banking market of Montgomery, Alabama and the pending expansion of our wealth management operations.”

Net interest income was $32,607,000 for the second quarter of 2011, a 4.86% increase compared to the first quarter of 2011 and a 37.70% increase from the second quarter of 2010. The increase in net interest income during the second quarter of 2011 compared to the same period in 2010 is due to the net interest income from the FDIC-assisted acquisitions of Crescent Bank & Trust Company and American Trust Bank, both of which were completed subsequent to the second quarter of 2010. Net interest margin was 3.76% for the second quarter of 2011 as compared to 3.55% for the first quarter of 2011 and 3.15% for the second quarter of 2010.

“Our improvement in net interest income and net interest margin was largely driven by our continued strategic efforts to restructure our funding mix and deploy cash into higher yielding alternatives. We expect these strategic efforts, coupled with our anticipated future loan growth, to result in further improvement in net interest income and net interest margin during future quarters,” stated McGraw.

The Company’s noninterest income continues to be derived primarily from multiple lines of recurring income which include but are not limited to wealth management, treasury management, insurance and mortgage along with income from deposit and loan products. Noninterest income was $13,349,000 for the second quarter of 2011 as compared to $21,765,000 for the first quarter of 2011 and $14,344,000 for the second quarter of 2010. Noninterest income for the first quarter of 2011 included a bargain purchase gain of $8,774,000 while noninterest income for the second quarter of 2010 included a gain of $2,049,000 from the sale of securities. Excluding these items, which are nonrecurring in nature, noninterest income for the first quarter of 2011 was $12,991,000 and noninterest income for the second quarter of 2010 was $12,295,000.

Noninterest expense was $32,555,000 for the second quarter of 2011 as compared to $36,723,000 for the first quarter of 2011 and $26,188,000 for the second quarter of 2010. The increase in noninterest expense during the second quarter of 2011 compared to the same period in 2010 is primarily due to the operations acquired in the FDIC-assisted acquisitions. Furthermore, noninterest expense for the first quarter of 2011 included expenses related to the early extinguishment of debt and American Trust acquisition-related expenses.

At June 30, 2011, the Company’s Tier 1 leverage capital ratio was 9.10%, its Tier 1 risk-based capital ratio was 13.58%, and its total risk-based capital ratio was 14.83%. The Company’s tangible common equity ratio was 7.11%. In all capital ratio categories, the Company’s regulatory capital ratios increased and continue to be in excess of regulatory minimums required to be classified as “well-capitalized.”

Total assets as of June 30, 2011 were approximately $4.260 billion, down slightly from December 31, 2010. Total deposits were $3.477 billion at June 30, 2011 compared to $3.468 billion at December 31, 2010. The Company continued to focus on changing its deposit mix by replacing higher-costing deposits with lower-costing retail deposits. As a result of this focus, the Company’s cost of funds was 1.17% for the second quarter of 2011 as compared to 1.31% for the first quarter of 2011 and 1.86% for the second quarter of 2010.

Total loans, which include both loans covered and not covered under FDIC loss-share agreements, were approximately $2.563 billion at the end of the second quarter of 2011 as compared to $2.577 billion at March 31, 2011 and $2.524 billion at December 31, 2010.

Loans not covered under FDIC loss-share agreements were $2.185 billion at June 30, 2011 as compared to $2.190 billion at March 31, 2011 and $2.191 billion at December 31, 2010.

The loans and other real estate owned acquired in FDIC-assisted transactions are recorded at fair value which includes an estimated impairment. Furthermore, the loss-share agreements with the FDIC, as well as adjustments to the balances of these acquired assets to record them at fair value, mitigate the impact of further losses on these assets. Nonperforming loans and other real estate owned covered under loss-share agreements totaled $89.4 million and $59.8 million, respectively, at June 30, 2011. The remaining information in this release on nonperforming loans, other real estate owned and the related asset quality ratios exclude the assets covered under loss-share agreements.

The Company recorded a provision for loan losses of $5,350,000 for the second quarter of 2011 as compared to $5,500,000 for the first quarter of 2011 and $7,000,000 for the second quarter of 2010. Annualized net charge-offs as a percentage of average loans were 0.82% for the second quarter of 2011 as compared to 0.54% for the first quarter of 2011 and 0.80% for the fourth quarter of 2010. The allowance for loan losses as a percentage of loans was 2.18% at June 30, 2011 as compared to 2.17% at March 31, 2011 and 2.07% at December 31, 2010.

The Company’s nonperforming loans were $51,977,000 at June 30, 2011 as compared to $57,245,000 at March 31, 2011 and $53,858,000 at December 31, 2010. Loans 30 to 89 days past due as a percent of total loans were 0.80% at June 30, 2011 as compared to 0.86% at March 31, 2011 and 0.98% at December 31, 2010.

Other real estate owned was $68.4 million at June 30, 2011 as compared to $71.4 million at March 31, 2011 and $71.8 million at December 31, 2010. During the second quarter, the Company sold a total of approximately $7.4 million in other real estate owned.

During the second quarter of 2011, the Company announced that it entered into an agreement to acquire RBC Bank (USA)’s Birmingham-based $680 million asset trust division. The transaction is expected to close during the third quarter of 2011.

On July 1, 2011, the Company announced its entrance into the banking market of Montgomery, Alabama through its hiring of an established banking team. The entry into Montgomery adds to Renasant’s current Alabama footprint of multiple full-service locations in Birmingham, Huntsville, Decatur and Madison which has over $600 million in assets. The Montgomery market entrance is Renasant’s seventh expansion and the third in Alabama over the past 12 months.

“We expect a strong second half of 2011 as we build on the momentum of our increase in net interest margin, capital ratios and net interest income during the second quarter,” stated McGraw. “Over the past 12 months, we have taken advantage of many opportunities to improve our profitability and expand our footprint throughout the southeast and we look to capitalize on future growth opportunities as they become available.”

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM EST on Wednesday, July 20, 2011.

The webcast can be accessed through Renasant’s investor relations website at www.renasant.com or https://services.choruscall.com/links/rnst110720.html#. To access the conference via telephone, dial 1-877-317-6789 in the United States and request the Renasant Corporation Second Quarter 2011 Earnings Webcast and Conference Call. International participants should dial 1-412-317-6789 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10001968 or by dialing 1-412-317-0088 internationally and entering the conference number. Telephone replay access is available until 9:00 AM EST on July 20, 2012.

ABOUT RENASANT CORPORATION:

Renasant Corporation, a 107-year-old financial services institution, is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $4.3 billion and operates over 75 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

							Q2 2011-	For the Six Months
	2011		2010				Q2 2010 Percent Variance	Ended June 30,
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2011	2010	Percent Variance
Statement of earnings
Interest income-taxable equivalent basis	$45,267	$45,371	$45,224	$44,770	$39,590	$40,900	14.34	$90,638	$80,490	12.61

Interest income	$43,760	$43,803	$43,817	$43,433	$38,381	$39,708	14.02	$87,563	$78,089	12.13
Interest expense	11,153	12,707	13,962	16,316	14,701	15,298	(24.13)	23,860	29,999	(20.46)

Net interest income	32,607	31,096	29,855	27,117	23,680	24,410	37.70	63,703	48,090	32.47

Provision for loan losses	5,350	5,500	5,500	11,500	7,000	6,665	(23.57)	10,850	13,665	(20.60)

Net interest income after provision	27,257	25,596	24,355	15,617	16,680	17,745	63.41	52,853	34,425	53.53

Service charges on deposit accounts	5,082	4,880	5,482	5,771	5,361	5,090	(5.20)	9,962	10,451	(4.68)
Fees and commissions on loans and deposits	4,548	4,138	4,184	3,654	3,409	3,721	33.41	8,686	7,130	21.82
Insurance commissions and fees	783	832	916	828	830	834	(5.66)	1,615	1,664	(2.94)
Trust revenue	650	613	626	562	632	584	2.85	1,263	1,216	3.87
Securities (losses) gains	(243)	12	—	(1,009)	2,049	(160)	(111.86)	(231)	1,889	(112.23)
Gain on sale of mortgage loans	949	1,151	2,127	1,774	994	1,329	(4.53)	2,100	2,323	(9.60)
Gain on acquisition	—	8,774	—	42,211	—	—	—	8,774	—	—
Other	1,580	1,365	1,218	743	1,069	1,086	47.80	2,945	2,155	36.66

Total non-interest income	13,349	21,765	14,553	54,534	14,344	12,484	(6.94)	35,114	26,828	30.89

Salaries and employee benefits	16,173	16,237	15,957	16,694	13,052	13,197	23.91	32,410	26,249	23.47
Occupancy and equipment	3,357	3,239	2,716	3,271	2,926	2,931	14.73	6,596	5,857	12.62
Data processing	1,657	1,788	1,665	1,703	1,580	1,426	4.87	3,445	3,006	14.60
Debt extinguishment penalty	—	1,903	—	2,785	—	—	—	1,903	—	—
Merger-related expenses	—	1,325	—	1,955	—	—	—	1,325	—	—
Other real estate expenses	2,122	3,511	3,288	4,635	959	736	121.27	5,633	1,695	232.33
Amortization of intangibles	510	515	523	505	470	476	8.51	1,025	946	8.35
Other	8,736	8,205	8,077	8,023	7,201	6,868	21.32	16,941	14,069	20.41

Total non-interest expense	32,555	36,723	32,226	39,571	26,188	25,634	24.31	69,278	51,822	33.68

Income before income taxes	8,051	10,638	6,682	30,580	4,836	4,595	66.49	18,689	9,431	98.17
Income taxes	2,294	3,085	1,961	11,029	1,040	988	120.58	5,379	2,028	165.24

Net income	$5,757	$7,553	$4,721	$19,551	$3,796	$3,607	51.67	$13,310	$7,403	79.80

Basic earnings per share	$0.23	$0.30	$0.19	$0.81	$0.18	$0.17	27.78	$0.53	$0.35	51.43
Diluted earnings per share	0.23	0.30	0.19	0.81	0.18	0.17	27.78	0.53	0.35	51.43

Average basic shares outstanding	25,059,081	25,052,126	25,042,137	24,098,629	21,088,942	21,082,991	18.83	25,055,623	21,085,983	18.83
Average diluted shares outstanding	25,182,503	25,172,410	25,177,394	24,208,642	21,224,836	21,208,934	18.65	25,183,215	21,219,662	18.68

Common shares outstanding	25,061,068	25,056,431	25,043,112	25,041,540	21,100,130	21,082,991	18.77	25,061,068	21,100,130	18.77
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.34	$0.34	—

Performance ratios
Return on average shareholders’ equity	4.84%	6.51%	3.93%	16.64%	3.69%	3.55%		5.67%	3.62%
Return on average shareholders’ equity, excluding amortization expense	5.11%	6.78%	4.20%	16.91%	3.97%	3.84%		5.94%	3.90%
Return on average assets	0.54%	0.69%	0.44%	1.83%	0.42%	0.40%		0.62%	0.41%
Return on average assets, excluding amortization expense	0.57%	0.72%	0.47%	1.86%	0.45%	0.44%		0.65%	0.45%

Net interest margin (FTE)	3.76%	3.55%	3.43%	3.12%	3.15%	3.27%		3.65%	3.21%
Yield on earning assets (FTE)	4.99%	4.93%	4.97%	4.92%	5.02%	5.23%		4.95%	5.13%
Cost of funding	1.17%	1.31%	1.49%	1.75%	1.86%	1.95%		1.25%	1.91%
Average earning assets to average assets	84.75%	84.16%	84.24%	84.78%	87.42%	87.28%		84.66%	87.37%
Average loans to average deposits	72.75%	70.20%	74.57%	76.41%	84.53%	88.47%		71.48%	86.47%
Noninterest income (less securities gains/losses) to average assets	1.27%	1.99%	1.35%	5.19%	1.36%	1.42%		1.64%	1.39%
Noninterest expense to average assets	3.04%	3.37%	2.98%	3.70%	2.90%	2.87%		3.21%	2.89%
Net overhead ratio	1.77%	1.37%	1.64%	-1.49%	1.54%	1.45%		1.57%	1.50%
Efficiency ratio (FTE)	68.59%	67.47%	70.34%	47.68%	66.75%	67.31%		67.99%	67.02%

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

							Q2 2011-	For the Six Months
	2011		2010				Q2 2010	Ended June 30,
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Percent Variance	2011	2010	Percent Variance
Average balances
Total assets	$4,294,530	$4,423,088	$4,285,887	$4,246,566	$3,616,125	$3,621,361	18.76	$4,355,810	$3,617,888	20.40
Earning assets	3,639,696	3,722,419	3,610,526	3,600,033	3,161,214	3,160,620	15.14	3,687,507	3,160,918	16.66
Securities	863,735	881,808	785,613	729,789	734,690	697,913	17.56	872,701	716,403	21.82
Loans, net of unearned	2,575,890	2,556,572	2,576,721	2,533,567	2,304,663	2,354,443	11.77	2,572,980	2,329,415	10.46
Intangibles	191,320	191,740	192,123	192,447	190,639	190,881	0.36	191,529	190,875	0.34

Non-interest bearing deposits	$468,170	$476,115	$371,908	$351,449	$315,242	$310,726	48.51	$472,116	$312,878	50.89
Interest bearing deposits	3,072,809	3,148,481	3,053,382	2,929,739	2,387,175	2,332,741	28.72	3,110,450	2,360,108	31.79
Total deposits	3,540,979	3,624,596	3,425,290	3,281,188	2,702,417	2,643,467	31.03	3,582,566	2,672,986	34.03
Borrowed funds	261,060	290,201	318,873	438,047	468,196	530,654	(44.24)	275,550	499,252	(44.81)
Shareholders’ equity	476,896	470,875	476,449	466,109	412,959	412,132	15.48	473,541	412,589	14.77

Asset quality data
Assets not subject to loss share:
Nonaccrual loans	$42,331	$46,406	$46,662	$56,674	$53,868	$44,688	(21.42)	$42,331	$53,868	(21.42)
Loans 90 past due or more	9,646	10,839	7,196	8,923	10,794	9,916	(10.64)	9,646	10,794	(10.64)

Non-performing loans	51,977	57,245	53,858	65,597	64,662	54,604	(19.62)	51,977	64,662	(19.62)
Other real estate owned and repossessions	68,384	71,415	71,833	62,936	66,797	62,508	2.38	68,384	66,797	2.38

Non-performing assets	$120,361	$128,660	$125,691	$128,533	$131,459	$117,112	(8.44)	$120,361	$131,459	(8.44)

Assets subject to loss share:
Nonaccrual loans	$78,780	$78,909	$82,393	$67,135	$—	$—	—	$78,780	$—	—
Loans 90 past due or more	10,619	7,817	—	—	—	—	—	10,619	—	—

Non-performing loans subject to loss share	89,399	86,726	82,393	67,135	—	—	—	89,399	—	—
Other real estate owned and repossessions	59,802	59,036	54,715	49,286	—	—	—	59,802	—	—

Non-performing assets subject to loss share	$149,201	$145,762	$137,108	$116,421	$—	$—	—	$149,201	$—	—

Net loan charge-offs (recoveries)	$5,284	$3,410	$5,217	$7,514	$6,948	$4,716	(23.95)	$8,694	$11,664	(25.46)
Allowance for loan losses	47,571	47,505	45,415	45,132	41,146	41,094	15.62	47,571	41,146	15.62

Non-performing loans / total loans*	2.38%	2.61%	2.46%	2.94%	2.86%	2.37%		2.38%	2.86%
Non-performing assets / total assets*	2.83%	2.91%	2.92%	3.02%	3.66%	3.22%		2.83%	3.66%
Allowance for loan losses / total loans*	2.18%	2.17%	2.07%	2.02%	1.82%	1.78%		2.18%	1.82%
Allowance for loan losses / non-performing loans*	91.52%	82.99%	84.32%	68.80%	63.63%	75.26%		91.52%	63.63%
Annualized net loan charge-offs / average loans*	0.82%	0.54%	0.80%	1.18%	1.21%	0.81%		0.68%	1.01%

Balances at period end
Total assets	$4,259,200	$4,422,164	$4,297,327	$4,256,253	$3,593,872	$3,641,709	18.51	$4,259,200	$3,593,872	18.51
Earning assets	3,585,441	3,724,108	3,631,730	3,600,972	3,156,451	3,200,159	13.59	3,585,441	3,156,451	13.59
Securities	833,710	880,382	834,472	745,486	721,640	741,207	15.53	833,710	721,640	15.53
Mortgage loans held for sale	11,511	9,399	27,704	25,639	21,261	16,597	(45.86)	11,511	21,261	(45.86)
Loans not subject to loss share	2,185,490	2,190,376	2,190,909	2,231,075	2,263,263	2,308,335	(3.44)	2,185,490	2,263,263	(3.44)
Loans subject to loss share	377,149	386,811	333,681	352,535	—	—	—	377,149	—	—

Total loans	2,562,639	2,577,187	2,524,590	2,583,610	2,263,263	2,308,335	13.23	2,562,639	2,263,263	13.23
Intangibles	191,086	191,581	191,867	192,391	190,411	190,881	0.35	191,086	190,411	0.35

Non-interest bearing deposits	$458,686	$486,676	$368,798	$361,504	$313,309	$315,064	46.40	$458,686	313,309	46.40
Interest bearing deposits	3,018,733	3,158,198	3,099,353	3,054,424	2,374,903	2,398,784	27.11	3,018,733	2,374,903	27.11

Total deposits	3,477,419	3,644,874	3,468,151	3,415,928	2,688,212	2,713,848	29.36	3,477,419	2,688,212	29.36
Borrowed funds	263,067	260,149	316,436	322,245	459,762	483,183	(42.78)	263,067	459,762	(42.78)
Shareholders’ equity	480,135	473,354	469,509	477,034	412,235	410,557	16.47	480,135	412,235	16.47

Market value per common share	$14.49	$16.98	$16.91	$15.21	$14.35	$16.18	0.98	$14.49	$14.35	0.98
Book value per common share	19.16	18.89	18.75	19.05	19.54	19.47	(1.94)	19.16	19.54	(1.94)
Tangible book value per common share	11.53	11.25	11.09	11.37	10.51	10.42	9.71	11.53	10.51	9.71
Shareholders’ equity to assets (actual)	11.27%	10.70%	10.93%	11.21%	11.47%	11.27%		11.27%	11.47%
Tangible capital ratio	7.11%	6.66%	6.76%	7.00%	6.52%	6.37%		7.11%	6.52%

Leverage ratio	9.10%	8.77%	8.97%	9.03%	8.78%	8.74%		9.10%	8.78%
Tier 1 risk-based capital ratio	13.58%	13.59%	13.58%	13.55%	11.42%	11.20%		13.58%	11.42%
Total risk-based capital ratio	14.83%	14.84%	14.83%	14.80%	12.67%	12.45%		14.83%	12.67%

*Based on assets not subject to loss share

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

							Q2 2011-	For the Six Months
	2011		2010				Q2 2010	Ended June 30,
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Percent Variance	2011	2010	Percent Variance
Loans not subject to loss share by category
Commercial, financial, agricultural	$243,343	$250,889	$244,355	$259,710	$273,356	$276,749	(10.98)	$243,343	$273,356	(10.98)
Lease financing	393	458	503	547	601	677	(34.61)	393	601	(34.61)
Real estate-construction	77,224	71,559	66,798	62,593	62,469	110,121	23.62	77,224	62,469	23.62
Real estate-1-4 family mortgages	720,451	730,860	749,863	770,773	798,185	809,271	(9.74)	720,451	798,185	(9.74)
Real estate-commercial mortgages	1,081,801	1,073,561	1,065,271	1,072,484	1,071,876	1,055,102	0.93	1,081,801	1,071,876	0.93
Installment loans to individuals	62,278	63,049	64,119	64,968	56,776	56,415	9.69	62,278	56,776	9.69

Loans, net of unearned	$2,185,490	$2,190,376	$2,190,909	$2,231,075	$2,263,263	$2,308,335	(3.44)	$2,185,490	$2,263,263	(3.44)

Loans subject to loss share by category
Commercial, financial, agricultural	$24,233	$22,964	$20,921	$22,543	$—	$—	—	$24,233	$—	—
Lease financing	—	—	—	—	—	—	—	—	—	—
Real estate-construction	10,318	13,847	15,563	17,385	—	—	—	10,318	—	—
Real estate-1-4 family mortgages	119,508	123,770	122,519	138,863	—	—	—	119,508	—	—
Real estate-commercial mortgages	222,876	226,038	174,572	172,145	—	—	—	222,876	—	—
Installment loans to individuals	214	192	106	1,599	—	—	—	214	—	—

Loans, net of unearned	$377,149	$386,811	$333,681	$352,535	$—	$—	—	$377,149	$—	—